UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

On July 29, 2015, Watts Water Technologies, Inc. (the “Company”) announced its financial results for the fiscal quarter ended June 28, 2015.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 27, 2015, the Board of Directors of the Company approved amendments to the Company’s By-Laws to allow for notice to a stockholder to be given by electronic transmission if the stockholder has consented to receive notices by electronic transmission. The amendments also allow for stockholders to waive notice by electronic transmission and for a proxy to be in the form of an electronic transmission. The amendments also define a representative qualified to represent a stockholder at a meeting to be a person who is a duly authorized officer, manager or partner of the stockholder, or a person who is authorized to act for the stockholder.

The amendments also allow a director of the Company to give notice of resignation by electronic transmission and to waive notice of a special meeting of the Board of Directors by electronic transmission, and to provide consent by electronic transmission to actions taken without a meeting of the Board of Directors or a committee of the Board of Directors. The amendments also allow the Company to provide notice by electronic transmission to directors of a special meeting of the Board of Directors.

The amendments define an electronic transmission as any form of communication that doesn’t involve the physical transmission of paper, that creates a record that can be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by a recipient through an automated process.

The foregoing description of the amendments to the Company’s By-Laws is qualified in its entirety by reference to the full text of the amended By-Laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01              Other Events.

On July 29, 2015, the Company entered into a definitive agreement with Sioux Chief Mfg. Co., Inc. to sell certain assets relating to the Company’s brass fittings, brass & tubular and vinyl tubing product lines.  The sale price is approximately $35.5 million and the transaction is expected to close by the end of the third quarter.  The consummation of the sale with Sioux Chief is subject to customary closing conditions.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.          See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2015	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel

EXHIBIT INDEX

Exhibit No.	Title

3.1	By-Laws of Watts Water Technologies, Inc.

99.1	Press release dated July 29, 2015